Exhibit 99.1

For Information Contact:

Investor Relations

Varian, Inc.

650.213.8000, Ext. 3752

ir@varianinc.com

VARIAN, INC. REPORTS THIRD QUARTER 2006 RESULTS

•	Sales Up 12%

•	Non-GAAP Operating Earnings Up 31%, GAAP Operating Earnings Up 59%

•	Non-GAAP Diluted EPS Up 50%, GAAP Diluted EPS Up 48%

PALO ALTO, Calif. — Varian, Inc. (NASDAQ Global Select: VARI) today reported revenues of $209.7 million in the third quarter of fiscal year 2006, representing an increase of 12.3% over revenues of $186.8 million in the third quarter of fiscal year 2005. The growth in sales was broad-based, with double-digit increases in life science and industrial applications for both the Scientific Instruments and Vacuum Technologies segments.

Non-GAAP (adjusted) net earnings were $17.7 million, or $0.57 adjusted diluted earnings per share, for the third quarter of fiscal year 2006, compared to $12.9 million, or $0.38 adjusted diluted earnings per share, in the third quarter of fiscal year 2005. On a GAAP basis, net earnings in the third quarter of fiscal year 2006 were $14.5 million, or $0.46 diluted earnings per share, compared to $10.5 million, or $0.31 diluted earnings per share, in the third quarter of fiscal year 2005. The company’s GAAP net earnings and diluted earnings per share for the third quarter of fiscal year 2006 include $1.8 million, or $0.04 per diluted share, of share-based compensation expense recorded under the provisions of FAS 123(R). The company’s results for periods prior to fiscal year 2006 (including the third quarter and first nine months of fiscal year 2005) do not include compensation expense relating to stock options or shares issued under the company’s employee stock purchase plan.

Adjusted operating earnings increased 30.6% to $23.8 million in the third quarter of fiscal year 2006, compared to $18.3 million in the same quarter a year ago. Adjusted operating profit margin was 11.4% in the third quarter of fiscal year 2006, compared to 9.8% in the prior-year quarter. The improvements in adjusted operating earnings and adjusted operating profit margin were primarily the result of sales volume leverage, a mix shift toward higher-margin products and lower Sarbanes-Oxley Act Section 404 compliance costs. On a GAAP basis, operating earnings were $18.9 million and operating profit margin was 9.0% in the third quarter of fiscal year 2006 (including negative impacts of $1.8 million and 0.9%, respectively, from FAS 123(R)), compared to $11.9 million and 6.4%, respectively, in the same quarter a year ago.

Adjusted income tax expense was $6.4 million (a 26.6% effective tax rate) in the third quarter of fiscal year 2006, compared to $6.7 million (a 34.0% effective tax rate) in the prior-year quarter. The lower effective tax rate for the third quarter of fiscal year 2006 reflects the positive outcome of tax uncertainties during the quarter. As a result, the effective tax rate for the full fiscal year 2006 on an adjusted basis is now anticipated to be approximately 33.0%. On a GAAP basis, income tax expense was $4.7 million (a 24.6% effective tax rate) in the third quarter of fiscal year 2006, compared to $2.7 million (a 20.4% effective tax rate) in the same quarter a year ago.

“Our balanced approach of focusing on a broad array of applications, product lines and geographies positioned us to deliver another solid financial performance,” said Garry W. Rogerson, President and Chief Executive Officer. “This approach continued to allow us to take advantage of shifting areas of demand strength in industrial and life science applications and in different geographies.”

Throughout this release, all revenues, operating earnings, operating profit margin, net earnings and earnings per share are presented on a continuing operations basis (i.e., excluding the divested Electronics Manufacturing business) unless otherwise noted.

For a complete reconciliation of non-GAAP (adjusted) financial information used in this press release to the most directly comparable GAAP financial information, please refer to the attached Reconciliations of GAAP to Adjusted Results, Actual and Projected.

Results by Segment

Scientific Instruments revenues for the third quarter of fiscal year 2006 were $170.3 million, representing a 12.0% increase from revenues of $152.0 million in the third quarter of the prior year. The prior-year revenues do not include sales from PL International Limited (Polymer Laboratories), which was acquired and became part of the company’s Scientific Instruments segment in November 2005. Polymer Laboratories generated revenues of approximately $24 million for the twelve months ended September 30, 2005. Adjusted operating profit margin was 10.9% in the third quarter of fiscal year 2006, compared to 10.6% in the prior-year quarter. The increase in the segment’s adjusted operating profit margin was primarily the result of sales volume leverage and a mix shift toward higher-margin products. On a GAAP basis, operating profit margin was 8.6% in the third quarter of fiscal year 2006 (which includes a 0.4% negative impact from FAS 123(R)), compared to 6.6% in the same quarter a year ago.

Vacuum Technologies revenues increased 13.5% to $39.5 million in the third quarter of fiscal year 2006, compared to $34.8 million in the third quarter of fiscal year 2005. Vacuum Technologies’ adjusted operating profit margin was 22.3% in the third quarter of fiscal year 2006, compared to 16.3% in the third quarter of the prior year. The improvement in adjusted operating profit margin was primarily attributable to sales volume leverage, increased sales of higher-margin products and continued efficiency improvements. On a GAAP basis, operating profit margin was 21.6% in the third quarter of fiscal year 2006 (which includes a 0.7% negative impact from FAS 123(R)), compared to 16.3% in the prior-year quarter.

For the combined segments, adjusted operating profit margin before unallocated corporate costs was 13.1% in the third quarter of fiscal year 2006, compared to 11.7% in the prior-year quarter. On a GAAP basis, operating profit margin before unallocated corporate costs was 11.1% in the third quarter of fiscal year 2006 (which includes a 0.5% negative impact of adopting FAS 123(R)), compared to 8.4% in the third quarter of fiscal year 2005.

Outlook

Varian, Inc. increased its guidance for the full fiscal year 2006. Adjusted diluted earnings per share are now expected to be $2.02 plus or minus $0.04 for fiscal year 2006, compared to prior guidance of $1.95 plus or minus $0.05. On a GAAP basis, diluted earnings per share are expected to be $1.55 plus or minus $0.04 for fiscal year 2006.

The company’s GAAP diluted earnings per share for the full fiscal year 2006 are expected to include the following items:

— Share-based compensation expense of approximately $0.17,

— Acquisition-related intangible amortization of approximately $0.18,

— Amortization of approximately $0.10 related to inventory written up in connection with the acquisitions of Magnex Scientific Limited, Polymer Laboratories and IonSpec Corporation, and

— Acquisition-related in-process research and development charges of approximately $0.02.

Varian, Inc. will be holding a conference call later today, July 26, 2006, at 2:00 p.m. Pacific time. The call may be heard via the Internet by going to www.varianinc.com, clicking on the Investors link at the bottom of the right side of the page, and then clicking on the Webcasts link at the left side of the page.

Non-GAAP (Adjusted) Financial Measures

This press release includes non-GAAP (adjusted) financial measures for cost of sales, selling, general and administrative expenses, research and development expenses, purchased in-process research and development, operating earnings, operating profit margins, income tax expense, net earnings and diluted earnings per share. These non-GAAP financial measures exclude share-based compensation expense, acquisition-related intangible and inventory write-up amortization and in-process research and development charges, restructuring and other related costs, defined benefit pension plan curtailment gains and settlement losses, and certain discrete income tax events. Reconciliations of each of these non-GAAP financial measures to the most directly comparable financial measures are detailed in the Reconciliations of GAAP to Adjusted Results attached to this press release. We believe that presentation of these non-GAAP financial measures provides useful information to investors regarding our results of operations.

We believe that excluding acquisition-related intangible and inventory write-up amortization and in-process research and development charges provides supplemental information and an alternative presentation useful to investors’ understanding of the company’s core operating results and trends. In addition, investors have indicated to us that they analyze the benefits of acquisitions based on the cash return on the investment made, and thus consider financial measures excluding acquisition-related intangible and inventory write-up amortization and in-process research and development charges as important, useful information.

We similarly believe that excluding share-based compensation expense, restructuring and other related costs (principally related to facility closures and employee terminations to improve operational efficiency), defined benefit pension plan curtailment gains and settlement losses, and certain discrete income tax events provides supplemental information and an alternative presentation useful to investors’ understanding of the company’s core operating results and trends, especially when comparing those results on a consistent basis to results for previous periods and anticipated results for future periods. Investors have indicated that they consider financial measures of our results of operations excluding share-based compensation expense, restructuring and other related costs, defined benefit pension plan curtailment gains and settlement losses, and certain discrete income tax events as important supplemental information useful to their understanding of our historical results and estimating of our future results.

We also believe that, in excluding share-based compensation expense, acquisition-related intangible and inventory write-up amortization and in-process research and development charges, restructuring and other related costs, defined benefit pension plan curtailment gains and settlement losses, and certain discrete income tax events, our non-GAAP financial measures provide investors with transparency into what is used by management to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods, to compare our results of operations on a more consistent basis against that of other companies, in making financial and operating decisions and to establish certain management compensation.

In the case of defined benefit pension plan curtailment gains and settlement losses and certain discrete income tax events, we also consider these to be unusual events.

Although we believe, for the foregoing reasons, that our presentation of non-GAAP financial measures provides useful supplemental information to investors regarding our results of operations, our non-GAAP financial measures should only be considered in addition to, and not as a substitute for or superior to, our financial measures prepared in accordance with GAAP.

Caution Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, including those relating to anticipated earnings per share, effective tax rate, share-based compensation expense and certain amortization expenses for the full fiscal year 2006. These forward-looking statements are based on management’s current expectations, are not guarantees of future performance, and involve certain risks and uncertainties that could cause the company’s actual results to differ materially from management’s current expectations and the forward-looking statements made in this press release. Those risks and uncertainties include, but are not limited to, the following: whether we will succeed in new product development, commercialization, performance and acceptance; whether we can achieve continued growth in sales for both life science and industrial applications; risks arising from the timing of shipments, installations and the recognition of revenues on fourier-transform mass spectrometers (FTMS) and certain magnetic resonance (MR) products, including nuclear magnetic resonance (NMR) and MR imaging systems and superconducting magnets; whether we can increase margins on newer MR products; the impact of shifting product mix on profit margins; competitive products and pricing; economic conditions in the company’s product and geographic markets; whether we will see continued and timely delivery of key raw materials and components by suppliers; foreign currency fluctuations that could adversely impact revenue growth and earnings; whether we will see sustained or improved market investment in capital equipment; whether we will see reduced demand from customers that operate in cyclical industries; the impact of any delay or reduction in government funding for research; our ability to successfully integrate acquisitions; and other risks detailed from time to time in the company’s filings with the Securities and Exchange Commission. We disclaim any intent or obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise.

About Varian, Inc.

Varian, Inc. is a leading worldwide supplier of scientific instruments and vacuum technologies for life science and industrial applications. The company provides complete solutions, including instruments, vacuum components, laboratory consumable supplies, software, training and support through its global distribution and support systems. Varian, Inc. employs approximately 3,700 people and operates manufacturing facilities in 14 locations in North America, Europe and the Pacific Rim. Varian, Inc. had fiscal year 2005 sales of $773 million (excluding the divested Electronics Manufacturing business), and its common stock is traded on the NASDAQ Global Select Market under the symbol, “VARI.” Further information is available on the company’s Web site: www.varianinc.com.

VARIAN, INC. AND SUBSIDIARY COMPANIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

(In thousands, except per share amounts)

Third Quarter FY 2006 and Third Quarter FY 2005

	Fiscal Quarter Ended
	June 30, 2006 (A)		July 1, 2005
Sales	$209,745		$186,755
Cost of sales	115,193	(1)	103,237	(7)

Gross profit	94,552		83,518

Operating expenses
Selling, general and administrative	60,122	(2)	57,571	(8)
Research and development	15,496	(3)	14,021

Total operating expenses	75,618		71,592

Operating earnings	18,934	(4)	11,926	(9)
Interest income (expense)
Interest income	827		1,870
Interest expense	(534)		(542)

Total interest income, net	293		1,328

Earnings from continuing operations before income taxes	19,227		13,254
Income tax expense	4,736	(5)	2,706	(10)

Earnings from continuing operations	14,491	(6)	10,548	(11)

Discontinued operations
Earnings from operations of disposed Electronics Manufacturing business, net of taxes	—		32
Gain on sale of Electronics Manufacturing business, net of taxes	—		3,964

Earnings from discontinued operations	—		3,996

Net earnings	$14,491		$14,544

Net earnings per diluted share
Continuing operations	$0.46	(6)	$0.31	(11)
Discontinued operations	—		0.12

Net earnings	$0.46		$0.43

Diluted shares outstanding	31,315		34,067

Note (A): The results for the fiscal quarter ended June 30, 2006 reflect share-based compensation expense as a result of the adoption of FAS 123(R) on a prospective basis in the first quarter of fiscal year 2006. Accordingly, the results for prior periods (including the fiscal quarter ended July 1, 2005) do not reflect such expense.

NON-GAAP (ADJUSTED) FINANCIAL MEASURES (see also attached reconciliations of GAAP to Adjusted results for each of these measures):

(1)	$112,953 on an adjusted basis excluding $1,555 in acquisition-related intangible amortization, $584 in acquisition-related inventory write-up amortization and $101 in share-based compensation expense.
(2)	$57,601 on an adjusted basis excluding $866 in acquisition-related intangible amortization, $88 in restructuring and other related costs and $1,567 in share-based compensation expense.
(3)	$15,354 on an adjusted basis excluding $142 in share-based compensation expense.
(4)	$23,837 on an adjusted basis excluding the adjustments described in items (1) – (3) above.
(5)	$6,419 on an adjusted basis excluding the tax impact of the adjustments described in items (1) – (3) above.
(6)	$17,711 and $0.57 per share, respectively, on an adjusted basis excluding the adjustments (net of related tax effects) described in items (1) – (3) above.
(7)	$101,466 on an adjusted basis excluding $994 in acquisition-related intangible amortization and $777 in acquisition-related inventory write-up amortization.
(8)	$53,014 on an adjusted basis excluding $681 in acquisition-related intangible amortization and $3,876 in restructuring and other related costs.
(9)	$18,254 on an adjusted basis excluding the adjustments described in items (7) and (8) above.
(10)	$6,657 on an adjusted basis excluding the tax impact of the adjustments described in items (7) and (8) above.
(11)	$12,925 and $0.38 per share, respectively, on an adjusted basis excluding the adjustments (net of related tax effects) described in items (7) and (8) above.

VARIAN, INC. AND SUBSIDIARY COMPANIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

(In thousands, except per share amounts)

First Nine Months FY 2006 and First Nine Months FY 2005

	Nine Months Ended
	June 30, 2006 (A)		July 1, 2005
Sales	$615,108		$574,705
Cost of sales	341,685	(1)	326,597	(8)

Gross profit	273,423		248,108

Operating expenses
Selling, general and administrative	178,045	(2)	167,055	(9)
Research and development	44,118	(3)	41,094
Purchased in-process research and development	756	(4)	700	(10)

Total operating expenses	222,919		208,849

Operating earnings	50,504	(5)	39,259	(11)
Interest income (expense)
Interest income	2,802		4,162
Interest expense	(1,575)		(1,671)

Total interest income, net	1,227		2,491

Earnings from continuing operations before income taxes	51,731		41,750
Income tax expense	16,339	(6)	9,633	(12)

Earnings from continuing operations	35,392	(7)	32,117	(13)

Discontinued operations
Earnings from operations of disposed Electronics Manufacturing business, net of taxes	—		5,201
Gain on sale of Electronics Manufacturing business, net of taxes	—		74,049

Earnings from discontinued operations	—		79,250

Net earnings	$35,392		$111,367

Net earnings per diluted share
Continuing operations	$1.12	(7)	$0.92	(13)
Discontinued operations	—		2.26

Net earnings	$1.12		$3.18

Diluted shares outstanding	31,494		35,073

Note (A): The results for the nine months ended June 30, 2006 reflect share-based compensation expense as a result of the adoption of FAS 123(R) on a prospective basis in the first quarter of fiscal year 2006. Accordingly, the results for prior periods (including the nine months ended July 1, 2005) do not reflect such expense.

NON-GAAP (ADJUSTED) FINANCIAL MEASURES (see also attached reconciliations of GAAP to Adjusted results for each of these measures):

(1)	$333,847 on an adjusted basis excluding $3,641 in acquisition-related intangible amortization, $3,898 in acquisition-related inventory write-up amortization and $299 in share-based compensation expense.
(2)	$169,846 on an adjusted basis excluding $2,416 in acquisition-related intangible amortization, $253 in restructuring and other related costs and $5,530 in share-based compensation expense.
(3)	$43,715 on an adjusted basis excluding $403 in share-based compensation expense.
(4)	$0 on an adjusted basis excluding $756 related to an acquisition-related in-process research and development charge.
(5)	$67,700 on an adjusted basis excluding the adjustments described in items (1) – (4) above.
(6)	$22,097 on an adjusted basis excluding the tax impact of the adjustments described in items (1) – (3) above.
(7)	$46,830 and $1.49 per share, respectively, on an adjusted basis excluding the adjustments (net of related tax effects) described in items (1) – (4) above.
(8)	$319,765 on an adjusted basis excluding $2,864 in acquisition-related intangible amortization and $3,968 in acquisition-related inventory write-up amortization.
(9)	$156,846 on an adjusted basis excluding $1,958 in acquisition-related intangible amortization, $6,774 in restructuring and other related costs and a pension settlement loss of $1,477.
(10)	$0 on an adjusted basis excluding $700 related to an acquisition-related in-process research and development charge.
(11)	$57,000 on an adjusted basis excluding the adjustments described in items (8) - (10) above.
(12)	$20,226 on an adjusted basis excluding ($4,800) related to a tax credit due to a change in tax law and the tax impact of the adjustments described in items (8) and (9) above.
(13)	$39,265 and $1.12 per share, respectively, on an adjusted basis excluding the adjustments (net of related tax effects) described in items (8) - (10) above.

VARIAN, INC. AND SUBSIDIARY COMPANIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

(In thousands)

	June 30, 2006	September 30, 2005
ASSETS

Current assets
Cash and cash equivalents	$124,715	$188,494
Accounts receivable, net	165,244	154,525
Inventories	139,893	114,427
Deferred taxes	25,526	26,842
Prepaid expenses and other current assets	15,154	21,744

Total current assets	470,532	506,032

Property, plant and equipment, net	112,854	102,290
Goodwill	179,818	149,934
Intangible assets, net	40,707	28,245
Other assets	13,354	9,494

Total assets	$817,265	$795,995

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Current portion of long-term debt	$2,500	$2,500
Accounts payable	62,406	61,435
Deferred profit	11,977	11,587
Accrued liabilities	152,863	165,626

Total current liabilities	229,746	241,148

Long-term debt	25,000	27,500
Deferred taxes	7,910	5,888
Other liabilities	21,704	21,937

Total liabilities	284,360	296,473

Stockholders’ equity
Preferred stock—par value $0.01, authorized—1,000 shares; issued—none	—	—
Common stock—par value $0.01, authorized—99,000 shares; issued and outstanding— 30,897 shares at June 30, 2006 and 31,016 shares at September 30, 2005	310,826	282,923
Retained earnings	200,183	202,318
Accumulated other comprehensive income	21,896	14,281

Total stockholders’ equity	532,905	499,522

Total liabilities and stockholders’ equity	$817,265	$795,995

VARIAN, INC. AND SUBSIDIARY COMPANIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(In thousands)

	Fiscal Quarter Ended			Nine Months Ended
	June 30, 2006		July 1, 2005	June 30, 2006		July 1, 2005
Cash flows from operating activities
Net earnings	$14,491		$14,544	$35,392		$111,367
Adjustments to reconcile net earnings to net cash provided by operating activities:
Gain on sale of Electronics Manufacturing business	—		(3,964)	—		(74,049)
Depreciation and amortization	7,419		5,879	19,807		20,196
(Gain) loss on disposition of property, plant and equipment	(157)		161	101		117
Purchased in-process research and development	—		—	756		700
Share-based compensation expense	1,810		75	6,232		340
Tax benefit from stock option exercises	2,701		4,427	5,943		7,927
Excess tax benefit from share-based compensation expense	(2,455	)(A)	—	(5,640	)(A)	—
Deferred taxes	(3,189)		(4,679)	(4,086)		(7,679)
Changes in assets and liabilities, excluding effects of acquisitions and divestitures:
Accounts receivable, net	(5,154)		1,707	(2,245)		17,579
Inventories	(2,173)		1,122	(17,110)		320
Prepaid expenses and other current assets	1,432		(5,015)	5,265		(595)
Other assets	(25)		1,587	123		911
Accounts payable	(8,766)		7,488	(93)		(134)
Deferred profit	(793)		134	(263)		(1,376)
Accrued liabilities	1,827		(5,465)	(10,814)		(27,044)
Other liabilities	1,145		(184)	890		(718)

Net cash provided by operating activities	8,113	(A)	17,817	34,258	(A)	47,862

Cash flows from investing activities
Proceeds from sale of property, plant and equipment	16		104	650		495
Purchase of property, plant and equipment	(8,002)		(5,972)	(15,926)		(18,583)
Purchase of businesses, net of cash acquired	(1,386)		(2,080)	(69,915)		(28,278)
Private company equity investments	—		(4,000)	—		(4,000)
Proceeds from sale of short-term investments	—		—	—		35,000
Purchase of short-term investments	—		—	—		(10,000)
Proceeds from sale of Electronics Manufacturing business, net of transaction costs and taxes	—		(17,959)	—		171,987

Net cash (used in) provided by investing activities	(9,372)		(29,907)	(85,191)		146,621

Cash flows from financing activities
Repayments of debt	(1,250)		(1,250)	(2,500)		(7,106)
Repurchase of common stock	(10,973)		(106,784)	(49,133)		(140,374)
Issuance of common stock	11,769		5,273	27,332		15,517
Excess tax benefit from share-based compensation expense	2,455	(A)	—	5,640	(A)	—
Transfers to Varian Medical Systems, Inc.	(270)		(137)	(506)		(758)

Net cash provided by (used in) financing activities	1,731	(A)	(102,898)	(19,167	)(A)	(132,721)

Effects of exchange rate changes on cash and cash equivalents	7,801		(8,724)	6,321		(2,540)

Net increase (decrease) in cash and cash equivalents	8,273		(123,712)	(63,779)		59,222
Cash and cash equivalents at beginning of period	116,442		342,916	188,494		159,982

Cash and cash equivalents at end of period	$124,715		$219,204	$124,715		$219,204

Note (A): Net cash flows from operating activities for the fiscal quarter and nine months ended June 30, 2006 reflect the reclassification of the excess tax benefit from share-based compensation expense to financing activities as a result of the adoption of FAS 123(R) on a prospective basis in the first quarter of fiscal year 2006. Accordingly, net cash flows from operating activities for prior periods (including the fiscal quarter and nine months ended July 1, 2005) do not reflect such reclassification.

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF GAAP TO ADJUSTED RESULTS - ACTUAL

UNAUDITED RESULTS OF OPERATIONS

(In thousands)

Third Quarter FY 2006 and Third Quarter FY 2005

and

First Nine Months FY 2006 and First Nine Months FY 2005

	Fiscal Quarter Ended		Nine Months Ended
	June 30, 2006	July 1, 2005	June 30, 2006	July 1, 2005
TOTAL COMPANY
Cost of Sales
U.S. GAAP as reported	$115,193	$103,237	$341,685	$326,597
Adjustments:
Share-based compensation expense	(101)	—	(299)	—
Acquisition-related intangible amortization	(1,555)	(994)	(3,641)	(2,864)
Acquisition-related inventory write-up amortization	(584)	(777)	(3,898)	(3,968)

As adjusted	$112,953	$101,466	$333,847	$319,765

Selling, General and Administrative Expenses
U.S. GAAP as reported	$60,122	$57,571	$178,045	$167,055
Adjustments:
Share-based compensation expense	(1,567)	—	(5,530)	—
Acquisition-related intangible amortization	(866)	(681)	(2,416)	(1,958)
Pension settlement loss	—	—	—	(1,477)
Restructuring and other related costs	(88)	(3,876)	(253)	(6,774)

As adjusted	$57,601	$53,014	$169,846	$156,846

Research and Development
U.S. GAAP as reported	$15,496	$14,021	$44,118	$41,094
Adjustments:
Share-based compensation expense	(142)	—	(403)	—

As adjusted	$15,354	$14,021	$43,715	$41,094

Purchased In-Process Research and Development
U.S. GAAP as reported	$—	$—	$756	$700
Adjustments:
Acquisition-related in-process research and development charges	—	—	(756)	(700)

As adjusted	$—	$—	$—	$—

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF GAAP TO ADJUSTED RESULTS - ACTUAL

UNAUDITED RESULTS OF OPERATIONS

(In thousands, except margin data)

Third Quarter FY 2006 and Third Quarter FY 2005

and

First Nine Months FY 2006 and First Nine Months FY 2005

	Fiscal Quarter Ended		Nine Months Ended
	June 30, 2006	July 1, 2005	June 30, 2006	July 1, 2005
TOTAL COMPANY (Continued)
Operating Earnings
U.S. GAAP as reported	$18,934	$11,926	$50,504	$39,259
Adjustments:
Share-based compensation expense	1,810	—	6,232	—
Acquisition-related in-process research and development charges	—	—	756	700
Acquisition-related intangible amortization	2,421	1,675	6,057	4,822
Acquisition-related inventory write-up amortization	584	777	3,898	3,968
Pension settlement loss	—	—	—	1,477
Restructuring and other related costs	88	3,876	253	6,774

As adjusted	$23,837	$18,254	$67,700	$57,000

Operating Margins
U.S. GAAP as reported	9.0%	6.4%	8.2%	6.8%
Adjustments:
Share-based compensation expense	0.9	—	1.0	—
Acquisition-related in-process research and development charges	—	—	0.1	0.1
Acquisition-related intangible amortization	1.2	0.9	1.1	0.8
Acquisition-related inventory write-up amortization	0.3	0.4	0.6	0.7
Pension settlement loss	—	—	—	0.3
Restructuring and other related costs	—	2.1	—	1.2

As adjusted	11.4%	9.8%	11.0%	9.9%

Income Tax Expense
U.S. GAAP as reported	$4,736	$2,706	$16,339	$9,633
Adjustments:
Tax credit due to changes in tax law	—	1,800	—	4,800
Tax impact of other adjustments:
Share-based compensation expense	661	—	2,233	—
Acquisition-related intangible amortization	800	569	2,092	1,639
Acquisition-related inventory write-up amortization	193	264	1,346	1,349
Pension settlement loss	—	—	—	502
Restructuring and other related costs	29	1,318	87	2,303

As adjusted	$6,419	$6,657	$22,097	$20,226

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF GAAP TO ADJUSTED RESULTS - ACTUAL

UNAUDITED RESULTS OF OPERATIONS

(In thousands, except per share data)

Third Quarter FY 2006 and Third Quarter FY 2005

and

First Nine Months FY 2006 and First Nine Months FY 2005

	Fiscal Quarter Ended		Nine Months Ended
	June 30, 2006	July 1, 2005	June 30, 2006	July 1, 2005
TOTAL COMPANY (Continued)
Earnings From Continuing Operations
U.S. GAAP as reported	$14,491	$10,548	$35,392	$32,117
Adjustments:
Share-based compensation expense	1,149	—	3,999	—
Acquisition-related in-process research and development charges	—	—	756	700
Acquisition-related intangible amortization	1,621	1,106	3,965	3,183
Acquisition-related inventory write-up amortization	391	513	2,552	2,619
Pension settlement loss	—	—	—	975
Restructuring and other related costs	59	2,558	166	4,471
Tax credit due to changes in tax law	—	(1,800)	—	(4,800)

As adjusted	$17,711	$12,925	$46,830	$39,265

Diluted Earnings Per Share From Continuing Operations
U.S. GAAP as reported	$0.46	$0.31	$1.12	$0.92
Adjustments:
Share-based compensation expense	0.04	—	0.13	—
Acquisition-related in-process research and development charges	—	—	0.02	0.02
Acquisition-related intangible amortization	0.06	0.02	0.13	0.09
Acquisition-related inventory write-up amortization	0.01	0.02	0.08	0.07
Pension settlement loss	—	—	—	0.03
Restructuring and other related costs	—	0.08	0.01	0.13
Tax credit due to changes in tax law	—	(0.05)	—	(0.14)

As adjusted	$0.57	$0.38	$1.49	$1.12

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF GAAP TO ADJUSTED RESULTS - ACTUAL

UNAUDITED RESULTS OF OPERATIONS

(In thousands, except margin data)

Third Quarter FY 2006 and Third Quarter FY 2005

and

First Nine Months FY 2006 and First Nine Months FY 2005

	Fiscal Quarter Ended		Nine Months Ended
	June 30, 2006	July 1, 2005	June 30, 2006	July 1, 2005
TOTAL COMPANY EXCLUDING GENERAL (UNALLOCATED) CORPORATE COSTS
Operating Earnings
U.S. GAAP as reported	$23,258	$15,716	$63,226	$51,671
Adjustments:
Share-based compensation expense	1,014	—	3,358	—
Acquisition-related in-process research and development charges	—	—	756	700
Acquisition-related intangible amortization	2,421	1,675	6,057	4,822
Acquisition-related inventory write-up amortization	584	777	3,898	3,968
Restructuring and other related costs	100	3,633	265	6,542

As adjusted	$27,377	$21,801	$77,560	$67,703

Operating Margins
U.S. GAAP as reported	11.1%	8.4%	10.3%	9.0%
Adjustments:
Share-based compensation expense	0.5	—	0.5	—
Acquisition-related in-process research and development charges	—	—	0.1	0.1
Acquisition-related intangible amortization	1.2	0.9	1.1	0.8
Acquisition-related inventory write-up amortization	0.3	0.5	0.6	0.8
Restructuring and other related costs	—	1.9	—	1.1

As adjusted	13.1%	11.7%	12.6%	11.8%

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF GAAP TO ADJUSTED RESULTS - ACTUAL

UNAUDITED RESULTS OF OPERATIONS

(In thousands, except margin data)

Third Quarter FY 2006 and Third Quarter FY 2005

and

First Nine Months FY 2006 and First Nine Months FY 2005

	Fiscal Quarter Ended		Nine Months Ended
	June 30, 2006	July 1, 2005	June 30, 2006	July 1, 2005
SCIENTIFIC INSTRUMENTS SEGMENT
Operating Earnings
U.S. GAAP as reported	$14,725	$10,052	$41,390	$33,876
Adjustments:
Share-based compensation expense	759	—	2,557	—
Acquisition-related in-process research and development charges	—	—	756	700
Acquisition-related intangible amortization	2,421	1,675	6,057	4,822
Acquisition-related inventory write-up amortization	584	777	3,898	3,968
Restructuring and other related costs	100	3,633	265	6,542

As adjusted	$18,589	$16,137	$54,923	$49,908

Operating Margins
U.S. GAAP as reported	8.6%	6.6%	8.2%	7.2%
Adjustments:
Share-based compensation expense	0.4	—	0.5	—
Acquisition-related in-process research and development charges	—	—	0.2	0.1
Acquisition-related intangible amortization	1.5	1.1	1.1	1.1
Acquisition-related inventory write-up amortization	0.3	0.5	0.8	0.8
Restructuring and other related costs	0.1	2.4	0.1	1.4

As adjusted	10.9%	10.6%	10.9%	10.6%

VACUUM TECHNOLOGIES SEGMENT
Operating Earnings
U.S. GAAP as reported	$8,533	$5,664	$21,836	$17,795
Adjustments:
Share-based compensation expense	255	—	801	—

As adjusted	$8,788	$5,664	$22,637	$17,795

Operating Margins
U.S. GAAP as reported	21.6%	16.3%	19.5%	16.9%
Adjustments:
Share-based compensation expense	0.7	—	0.7	—

As adjusted	22.3%	16.3%	20.2%	16.9%

GENERAL (UNALLOCATED) CORPORATE
Operating Earnings
U.S. GAAP as reported	$(4,324)	$(3,790)	$(12,722)	$(12,412)
Adjustments:
Share-based compensation expense	796	—	2,874	—
Pension settlement loss	—	—	—	1,477
Restructuring and other related costs	(12)	243	(12)	232

As adjusted	$(3,540)	$(3,547)	$(9,860)	$(10,703)

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF GAAP TO ADJUSTED RESULTS - PROJECTED

RESULTS OF OPERATIONS

Full Year FY 2006

Range of Projected Results Fiscal Year Ending September 29, 2006
TOTAL COMPANY
Projected Diluted Earnings Per Share
Projected U.S. GAAP	$1.51 - $1.59
Adjustments:
Projected share-based compensation expense	$0.17
Projected acquisition-related in-process research and development charges	$0.02
Projected acquisition-related intangible amortization	$0.18
Projected acquisition-related inventory write-up amortization	$0.10

Projected as adjusted	$1.98 - $2.06